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                                                                     Exhibit 14

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated December 21, 2004, relating to the financial statements and financial highlights appearing in the October 31, 2004 Annual Reports to Shareholders of Columbia Intermediate Tax-Exempt Bond Fund and Columbia Pennsylvania Intermediate Municipal Bond Fund and our reports dated May 26, 2005, relating to the financial statements and financial highlights appearing in the March 31, 2005 Annual Reports to Shareholders of Nations Intermediate Municipal Bond Fund, Nations Kansas Municipal Income Fund and Nations Tennessee Municipal Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings of "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Columbia Intermediate Tax-Exempt Bond Fund and Columbia Pennsylvania Intermediate Municipal Bond Fund dated March 1, 2005 and Nations Intermediate Municipal Bond Fund, Nations Kansas Municipal Income Fund and Nations Tennessee Municipal Fund dated August 1, 2004, which have also been incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 3, 2005